CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           VIRILITEC INDUSTRIES, INC.

            It is hereby certified that:

            1. The present name of the corporation (the "Corporation") is Virilitec Industries, Inc.

            2. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH in its entirety and replacing it with the following:

                  "FOURTH: The Corporation shall be authorized to issue 500,000,000 shares of common stock, with a par value of $.0001 per share."

            3. The foregoing Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, VIRILITEC INDUSTRIES, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer, under penalties of perjury, this 30th day of October, 2003


                                          /s/ Jacob Roth
                                          --------------------------------------
                                          Jacob Roth, CEO